Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

BioVie Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered		Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price		Fee Rate	Amount of Registration Fee		Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Primary Offerings
	Debt	Debt Securities(1)			(2)		(3)		(3)
	Equity	Preferred Stock, par value $0.0001 per share(1)			(2)		(3)		(3)
	Equity	Class A Common Stock, par value $0.0001 per share(1)			(2)		(3)		(3)
	Equity	Rights(1)			(2)		(3)		(3)
	Other	Warrants(1)			(2)		(3)		(3)
	Unallocated (Universal) Shelf		457(o)		(2)		(3)	$300,000,000		$0.00011020	$33,060	(4)
	Secondary Offering
	Equity	Class A common stock, par value $0.0001 per share(5)	457(c)	311,002		$3.780		$1,175,587.56		$0.00011020	$129.55
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
	Total Offering Amounts							$301,175,587.56		$0.00011020	$33,189.55
	Total Fees Previously Paid										N/A
	Total Fee Offsets										33,189.55	(6)
	Net Fee Due										$0.00

(1)	Separate consideration may or may not be received for securities that are issuable upon the conversion or exercise of, or in exchange for, other securities offered hereby.

(2)	There are being registered hereunder such indeterminate number of shares of common stock and preferred stock, such indeterminate number of rights and units, such indeterminate principal amount of debt securities and such indeterminate number of warrants to purchase common stock, preferred stock, rights, units and/or debt securities to be sold by the Registrant from time to time at unspecified prices which shall have an aggregate initial offering price not to exceed $300,000,000. If any debt securities are issued at an original issue discount, then the principal amount of such debt securities shall be in such greater amount as shall result in an aggregate initial offering price not to exceed $300,000,000, less the aggregate dollar amount of all securities previously issued hereunder. The securities registered for sale also include such indeterminate number of shares of common stock and preferred stock and amount of debt securities as may be issued upon conversion of or exchange for preferred stock or debt securities that provide for conversion or exchange, upon exercise of warrants or rights or pursuant to the antidilution provisions of any such securities. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the shares being registered hereunder include such indeterminate number of shares of common stock and preferred stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(3)	The proposed maximum offering price per share will be determined, from time to time, by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder and is not specified as to each class of security pursuant to Instruction 2.A.iii.b. to the Calculation of Filing Fee Tables and Related Disclosure on Item 16(b) of Form S-3 under the Securities Act.

(4)	The proposed maximum aggregate offering price has been calculated pursuant to Rule 457(o) under the Securities Act.
(5)	Estimated solely for the purpose of calculating the registration fee according to Rule 457(c) under the Securities Act of 1933, as amended, based on the average of the high ($4.00) and low ($3.56) prices of the registrant’s common stock reported on the Nasdaq Capital Market on August 14, 2023, which is within five business days prior to filing this registration statement.
(6)	The offsetting fee was paid previously by the Registrant as part of the filing fee of $344,090 in connection with the Preliminary Information Statement on Schedule 14C (File No. 001-39015) filed by the registration as of May 4, 2021, which filing fee was later reduced to $40,297 pursuant to Amendment No. 1 to the Information Statement on Schedule 14C (File No. 001-39015) filed by the registrant as of May 10, 2021.